Exhibit 4.65

Power of Attorney

Shareholder: Xiang Yao (“Pledgor”)

Attorney-in-fact: Beijing BoheLe Science and Technology Co. Ltd. (“Beijing BoheLe”)

In accordance with the Share Pledge Agreement executed by Xiang Yao on July 20, 2021 (“Pledge Agreement”), by executing this power of attorney (the “POA”), the Pledgor hereby appoints Beijing BoheLe as his attorney-in-fact (“Attorney-in-fact”) to (i) attend the shareholder meetings of Beijing JFR Education and Technology Co., Ltd. (“Beijing JFR”) and exercise all voting rights to which the Pledgor is entitled as a shareholder of Beijing JFR, including without limitation selling, transferring, pledging, or disposing of all or any part of the Pledgor’s equity interest; (ii) sign any resolutions adopted by the Board of Beijing JFR and any other documents requiring to be signed by the shareholders of Beijing JFR; and (iii) nominate and appoint the legal representative, executive director and/or director, supervisor, general manager and other senior management personnel of Beijing JFR as the Pledgor’s authorized representative.

The Attorney-in-fact shall act in good faith for the purpose of maximizing the value of the Pledged Equity (as defined in the Pledge Agreement), and its acts shall be in compliance with applicable Chinese laws and regulations in all respects. Any act performed by and any document executed by the Attorney-in-fact hereunder shall be deemed the act performed by or the document executed by the Pledgor.

This POA shall come into effect upon the date of execution. Unless terminated as agreed, this POA shall be irrevocable and remain effective during the Term of Pledge (as defined in the Pledge Agreement).

By:	/s/
Xiang Yao

Date: July 20, 2021

Power of Attorney

Shareholder: Yanting Wang (“Pledgor”)

Attorney-in-fact: Beijing BoheLe Science and Technology Co. Ltd. (“Beijing BoheLe”)

In accordance with the Share Pledge Agreement executed by Yanting Wang on July 20, 2021 (“Pledge Agreement”), by executing this power of attorney (the “POA”), the Pledgor hereby appoints Beijing BoheLe as his attorney-in-fact (“Attorney-in-fact”) to (i) attend the shareholder meetings of Beijing JFR Education and Technology Co., Ltd. (“Beijing JFR”) and exercise all voting rights to which the Pledgor is entitled as a shareholder of Beijing JFR, including without limitation selling, transferring, pledging, or disposing of all or any part of the Pledgor’s equity interest; (ii) sign any resolutions adopted by the Board of Beijing JFR and any other documents requiring to be signed by the shareholders of Beijing JFR; and (iii) nominate and appoint the legal representative, executive director and/or director, supervisor, general manager and other senior management personnel of Beijing JFR as the Pledgor’s authorized representative.

The Attorney-in-fact shall act in good faith for the purpose of maximizing the value of the Pledged Equity (as defined in the Pledge Agreement), and its acts shall be in compliance with applicable Chinese laws and regulations in all respects. Any act performed by and any document executed by the Attorney-in-fact hereunder shall be deemed the act performed by or the document executed by the Pledgor.

This POA shall come into effect upon the date of execution. Unless terminated as agreed, this POA shall be irrevocable and remain effective during the Term of Pledge (as defined in the Pledge Agreement).

By:	/s/
Yanting Wang

Date: July 20, 2021